Filed pursuant to Rule 424(b)(3)
File No. 333-179641

GRANT PARK FUTURES FUND
LIMITED PARTNERSHIP

________________________________________________

Supplement dated February 18, 2014
to
Prospectus and Disclosure Document
dated April 30, 2013
________________________________________________

THIS SUPPLEMENT CONTAINS INFORMATION WHICH AMENDS, SUPPLEMENTS OR MODIFIES CERTAIN INFORMATION CONTAINED IN THE PROSPECTUS AND DISCLOSURE DOCUMENT OF THE GRANT PARK FUTURES FUND LIMITED PARTNERSHIP DATED APRIL 30, 2013, THE SUPPLMENT DATED AUGUST 15, 2013, AND THE SUPPLEMENT DATED NOVEMBER 18, 2013, AND SHOULD BE READ TOGETHER THEREWITH.

YOU SHOULD CAREFULLY CONSIDER THE “RISK FACTORS” BEGINNING ON PAGE 20 OF THE PROSPECTUS BEFORE YOU DECIDE TO INVEST.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT SUPPLEMENT.

SUMMARY

This supplement revises and replaces the paragraph titled, “Incentive Fees,” on page 11 of the Prospectus under the heading “SUMMARY—Fees and Expenses—Incentive Fees” in its entirety as follows:

Incentive Fees—Grant Park currently pays each trading advisor a quarterly or semi-annual incentive fee based on any new trading profits achieved on the trading advisor’s allocated net assets at the end of each calendar quarter.  Generally, new trading profits means the net increase in trading profits, realized and unrealized, experienced by the trading advisor on its allocated net assets from the most recent prior period in which an incentive fee was paid to the trading advisor, or if an incentive fee has yet to be paid to that trading advisor, the trading advisor’s initial allocation of net assets.  Currently, the incentive fees payable to each of Grant Park’s trading advisors are allocated 10% or more of the fund’s assets are as follows: 23.0% to Lynx, 20.0% to Quantica, and 23.5% to Eagle.  Grant Park pays incentive fees ranging between 20% and 24% to each of Rabar, EMC, ETC, Winton, Transtrend, Amplitude, Alder and Denali.  The method of calculating new trading profits on the allocated net assets of each trading advisor is described in “FEES AND EXPENSES—Fees and Expenses Paid by Grant Park—Incentive Fees.”

This supplement revises and replaces the text on page 3 of the Prospectus under the heading “SUMMARY—Breakeven Amounts for Each Class of Units” in its entirety as follows:

The following summarizes the approximate dollar returns and percentage returns required for the redemption value of a hypothetical $1,000 initial investment in offered units to equal the amount invested 12 months after the investment was made. The breakeven summary for the Global 3 Class units shows the amount required to “break-even” both with and without an early redemption fee which, for purposes of this summary, the highest early redemption fee has been presented to approximate the effect that payment of an early redemption fee will have on a redemption of such units during the first year of investment.

●	Legacy 1 Class: 4.78% (or $47.83).

●	Legacy 2 Class: 5.05% (or $50.52).

●	Global 1 Class: 4.20% (or $41.98).

●	Global 2 Class: 4.46% (or $44.63).

●	Global 3 Class: 6.35% (or $63.53) without highest early redemption fee, or 7.85% (or $78.53) with highest early redemption fee.

See “Summary – Breakeven Analysis” beginning on page 12 for detailed breakeven analysis of the offered units.

This supplement revises and replaces the Breakeven Analysis tables on page 13-18 of the Prospectus under the heading “SUMMARY—Breakeven Analysis” in its entirety as follows:

Legacy 1 Class Breakeven Analysis
Legacy 1 Class Units
Assumed initial selling price per unit(1)	$1,000.00
Trading advisors’ incentive fees(2)	$1.33
Brokerage charge(3) (4.50%)	$45.00
Operating expenses(4) (0.25%)	$2.50
Offering expenses(5) (0.30%)	$3.00
Interest income(6) (0.40%)	$(4.00)
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price of the unit	$47.83
Percentage of initial selling price per Legacy 1 Class unit	4.78%

(1) The minimum investment required to invest in the Legacy 1 Class units is $10,000. For ease of comparability, $1,000 will be deemed to be the assumed selling price per unit of a Legacy 1 Class unit, and, as described below, a Legacy 2 Class unit, a Global 1 Class unit, a Global 2 Class unit and a Global 3 Class unit, for purposes of the breakeven analysis.

(2) Reflects incentive fees payable to Amplitude, EMC, ETC, Rabar, Winton, Transtrend, Alder, Denali, Lynx, Quantica and Eagle assuming they manage between 5% and 25% of invested assets and assuming each of the advisors have equivalent performance returns for the 12-month period. Actual incentive fees are calculated quarterly or semi-annually on the basis of each trading advisor’s individual performance, not the overall performance of Grant Park or the Legacy 1 Class units. Because incentive fees payable to certain of these trading advisors are calculated on the basis of trading profits realized on the assets they manage after deduction for the allocable portion of only certain expenses charged to Grant Park, these advisors would receive an incentive fee before Grant Park has recouped all expenses and reaches the “break-even” level. Incentive fees payable to certain other of these trading advisors are calculated after deduction for the allocable portion of expenses charged to Grant Park. These advisors would not receive an incentive fee before Grant Park has recouped all expenses.

(3) The brokerage charge is paid to the general partner on a monthly basis. Effective the initial closing date, the brokerage charge for the Legacy 1 Class units equals 0.3750% per month, a rate of 4.50% annually, of such units’ month-end adjusted net assets. Out of this amount, the general partner pays all clearing, execution and give-up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation, selling agent service fees and consulting fees to the trading advisors. The general partner retains the balance as payment for its services to Grant Park. Bid-ask spreads on Grant Park’s forward and other non-exchange traded contracts are not included in this breakeven table due to the difficulty of determining those spreads.

(4) Grant Park is responsible for ongoing operating expenses, up to an amount not to exceed 0.25% of Grant Park’s average net assets per year. This amount is used for purposes of this breakeven analysis.

(5) Grant Park’s organization and offering expenses are paid by the general partner and then reimbursed to the general partner by Grant Park. To pay this reimbursement, effective the initial closing date, Legacy 1 Class units are assessed at an annual rate of 30 basis points (0.30%) of adjusted net assets, calculated and payable monthly on the basis of month-end adjusted net assets of the applicable class.

(6) Grant Park earns interest on free cash balances held in its futures trading accounts. Interest is estimated for these purposes at a rate of 0.40% per year.

Legacy 2 Class Breakeven Analysis
Legacy 2 Class Units
Assumed initial selling price per unit(1)	$1,000.00
Trading advisors’ incentive fees(2)	$1.52
Brokerage charge(3) (4.75%)	$47.50
Operating expenses(4) (0.25%)	$2.50
Offering expenses(5) (0.30%)	$3.00
Interest income(6) (0.40%)	$(4.00)
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price of the unit	$50.52
Percentage of initial selling price per Legacy 2 Class unit	5.05%

(1) The minimum investment required to invest in the Legacy 2 Class units is $10,000. For ease of comparability, $1,000 will be deemed to be the assumed selling price per unit of a Legacy 2 Class unit, and, as described above, a Legacy 1 Class unit, and, as described below, a Global 1 Class unit, a Global 2 Class unit and a Global 3 Class unit, for purposes of the breakeven analysis.

(2) Reflects incentive fees payable to Amplitude, EMC, ETC, Rabar, Winton, Transtrend, Alder, Denali, Lynx, Quantica and Eagle assuming they manage between 5% and 25% of invested assets and assuming each of the advisors have equivalent performance returns for the 12-month period. Actual incentive fees are calculated quarterly or semi-annually on the basis of each trading advisor’s individual performance, not the overall performance of Grant Park or the Legacy 2 Class units. Because incentive fees payable to certain of these trading advisors are calculated on the basis of trading profits realized on the assets they manage after deduction for the allocable portion of only certain expenses charged to Grant Park, these advisors would receive an incentive fee before Grant Park has recouped all expenses and reaches the “break-even” level. Incentive fees payable to certain other of these trading advisors are calculated after deduction for the allocable portion of expenses charged to Grant Park. These advisors would not receive an incentive fee before Grant Park has recouped all expenses.

(3) The brokerage charge is paid to the general partner on a monthly basis. Effective the initial closing date, the brokerage charge for the Legacy 2 Class units equals 0.3958% per month, a rate of 4.75% annually, of such units’ month-end adjusted net assets. Out of this amount, the general partner pays all clearing, execution and give-up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation, selling agent service fees and consulting fees to the trading advisors. The general partner retains the balance as payment for its services to Grant Park. Bid-ask spreads on Grant Park’s forward and other non-exchange traded contracts are not included in this breakeven table due to the difficulty of determining those spreads.

(4) Grant Park is responsible for ongoing operating expenses, up to an amount not to exceed 0.25% of Grant Park’s average net assets per year. This amount is used for purposes of this breakeven analysis.

(5) Grant Park’s organization and offering expenses are paid by the general partner and then reimbursed to the general partner by Grant Park. To pay this reimbursement, effective the initial closing date, Legacy 2 Class units are assessed at an annual rate of 30 basis points (0.30%) of adjusted net assets, calculated and payable monthly on the basis of month-end adjusted net assets of the applicable class.

(6) Grant Park earns interest on free cash balances held in its futures trading accounts. Interest is estimated for these purposes at a rate of 0.40% per year.

Global 1 Class Breakeven Analysis
Global 1 Class Units
Assumed initial selling price per unit(1)	$1,000.00
Trading advisors’ incentive fees(2)	$0.98
Brokerage charge(3) (3.95%)	$39.50
Operating expenses(4) (0.25%)	$2.50
Offering expenses(5) (0.30%)	$3.00
Interest income(6) (0.40%)	$(4.00)
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price of the unit	$41.98
Percentage of initial selling price per Global 1 Class unit	4.20%

(1) The minimum investment required to invest in the Global 1 Class units is $5,000. For ease of comparability, $1,000 will be deemed to be the assumed selling price per unit of a Global 1 Class unit, and, as described above, a Legacy 1 Class unit and a Legacy 2 Class unit, and, as described below, a Global 2 Class unit and a Global 3 Class unit, for purposes of the breakeven analysis.

(2) Reflects incentive fees payable to Amplitude, EMC, ETC, Rabar, Winton, Transtrend, Alder, Denali, Lynx, Quantica, and Eagle assuming they manage between 5% and 25% of invested assets and assuming each of the advisors have equivalent performance returns for the 12-month period. Actual incentive fees are calculated quarterly or semi-annually on the basis of each trading advisor’s individual performance, not the overall performance of Grant Park or the Global 1 Class units. Because incentive fees payable to certain of these trading advisors are calculated on the basis of trading profits realized on the assets they manage after deduction for the allocable portion of only certain expenses charged to Grant Park, these advisors would receive an incentive fee before Grant Park has recouped all expenses and reaches the “break-even” level. Incentive fees payable to certain other of these trading advisors are calculated after deduction for the allocable portion of expenses charged to Grant Park. These advisors would not receive an incentive fee before Grant Park has recouped all expenses.

(3) The brokerage charge is paid to the general partner on a monthly basis. Effective the initial closing date, the brokerage charge for the Global 1 Class units equals 0.3292% per month, a rate of 3.95% annually, of such units’ month-end adjusted net assets. Out of this amount, the general partner pays all clearing, execution and give-up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation, selling agent service fees and consulting fees to the trading advisors. The general partner retains the balance as payment for its services to Grant Park. Bid-ask spreads on Grant Park’s forward and other non-exchange traded contracts are not included in this breakeven table due to the difficulty of determining those spreads.

(4) Grant Park is responsible for ongoing operating expenses, up to an amount not to exceed 0.25% of Grant Park’s average net assets per year. This amount is used for purposes of this breakeven analysis.

(5) Grant Park’s organization and offering expenses are paid by the general partner and then reimbursed to the general partner by Grant Park. To pay this reimbursement, effective the initial closing date, Global 1 Class units are assessed at an annual rate of 30 basis points (0.30%) of adjusted net assets, calculated and payable monthly on the basis of month-end adjusted net assets of the applicable class.

(6) Grant Park earns interest on free cash balances held in its futures trading accounts. Interest is estimated for these purposes at a rate of 0.40% per year.

Global 2 Class Breakeven Analysis
Global 2 Class Units
Assumed initial selling price per unit(1)	$1,000.00
Trading advisors’ incentive fees(2)	$1.13
Brokerage charge(3) (4.20%)	$42.00
Operating expenses(4) (0.25%)	$2.50
Offering expenses(5) (0.30%)	$3.00
Interest income(6) (0.40%)	$(4.00)
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price of the unit	$44.63
Percentage of initial selling price per Global 2 Class unit	4.46%

(1) The minimum investment required to invest in the Global 2 Class units is $5,000. For ease of comparability, $1,000 will be deemed to be the assumed selling price per unit of a Global 2 Class unit, and, as described above, a Legacy 1 Class unit, a Legacy 2 Class unit and a Global 1 Class unit, and, as described below, a Global 3 Class unit, for purposes of the breakeven analysis.

(2) Reflects incentive fees payable to Amplitude, EMC, ETC, Winton, Transtrend, Alder, Denali, Lynx, Quantica, and Eagle assuming they manage between 5% and 25% of invested assets and assuming each of the advisors have equivalent performance returns for the 12-month period. Actual incentive fees are calculated quarterly or semi-annually on the basis of each trading advisor’s individual performance, not the overall performance of Grant Park or the Global 2 Class units. Because incentive fees payable to certain of these trading advisors are calculated on the basis of trading profits realized on the assets they manage after deduction for the allocable portion of only certain expenses charged to Grant Park, these advisors would receive an incentive fee before Grant Park has recouped all expenses and reaches the “break-even” level. Incentive fees payable to certain other of these trading advisors are calculated after deduction for the allocable portion of expenses charged to Grant Park. These advisors would not receive an incentive fee before Grant Park has recouped all expenses.

(3) The brokerage charge is paid to the general partner on a monthly basis. Effective the initial closing date, the brokerage charge for the Global 2 Class units equals 0.3500% per month, a rate of 4.20% annually, of such units’ month-end adjusted net assets. Out of this amount, the general partner pays all clearing, execution and give-up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation, selling agent service fees and consulting fees to the trading advisors. The general partner retains the balance as payment for its services to Grant Park. Bid-ask spreads on Grant Park’s forward and other non-exchange traded contracts are not included in this breakeven table due to the difficulty of determining those spreads.

(4) Grant Park is responsible for ongoing operating expenses, up to an amount not to exceed 0.25% of Grant Park’s average net assets per year. This amount is used for purposes of this breakeven analysis.

(5) Grant Park’s organization and offering expenses are paid by the general partner and then reimbursed to the general partner by Grant Park. To pay this reimbursement, effective the initial closing date, Global 2 Class units are assessed at an annual rate of 30 basis points (0.30%) of adjusted net assets, calculated and payable monthly on the basis of month-end adjusted net assets of the applicable class.

(6) Grant Park earns interest on free cash balances held in its futures trading accounts. Interest is estimated for these purposes at a rate of 0.40% per year.

Global 3 Class Breakeven Analysis
Global 3 Class Units
Assumed initial selling price per unit(1)	$1,000.00
Trading advisors’ incentive fees(2)	$2.53
Brokerage charge(3) (5.95%)	$59.50
Operating expenses(4) (0.25%)	$2.50
Offering expenses(5) (0.30%)	$3.00
Interest income(6) (0.40%)	$(4.00)

Amount of trading income required for the redemption value at the end of one year to
equal the initial selling price of the unit, without early redemption fee	$63.53

Percentage of initial selling price per unit, without early redemption fee	6.35%
Early redemption fee(7) (1.50%)	$15.00

Amount of trading income required for the redemption value at the end of one year to
equal the initial selling price per Global 3 Class unit, with the highest early redemption fee	$78.53

Percentage of initial selling price per Global 3 Class unit, with the highest early redemption fee	7.85%

(1) The minimum investment required to invest in the Global 3 Class units is $5,000. For ease of comparability, $1,000 will be deemed to be the assumed selling price per unit of a Global 3 Class unit, and, as described above, a Legacy 1 Class unit, a Legacy 2 Class unit and a Global 1 Class unit, and a Global 2 Class unit, for purposes of the breakeven analysis.

(2)   Reflects incentive fees payable to Amplitude, EMC, ETC, Winton, Transtrend, Alder, Denali, Lynx, Quantica, and Eagle assuming they manage between 5% and 25% of invested assets and assuming each of the advisors have equivalent performance returns for the 12-month period. Actual incentive fees are calculated quarterly or semi-annually on the basis of each trading advisor’s individual performance, not the overall performance of Grant Park or the Global 3 Class units. Because incentive fees payable to certain of these trading advisors are calculated on the basis of trading profits realized on the assets they manage after deduction for the allocable portion of only certain expenses charged to Grant Park, these advisors would receive an incentive fee before Grant Park has recouped all expenses and reaches the “break-even” level. Incentive fees payable to certain other of these trading advisors are calculated after deduction for the allocable portion of expenses charged to Grant Park. These advisors would not receive an incentive fee before Grant Park has recouped all expenses.

(3) The brokerage charge is paid to the general partner on a monthly basis. Effective the initial closing date, the brokerage charge for the Global 3 Class units equals 0.4958% per month, a rate of 5.95% annually, of such units’ month-end adjusted net assets. Out of this amount, the general partner pays all clearing, execution and give-up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation, selling agent service fees and consulting fees to the trading advisors. The general partner retains the balance as payment for its services to Grant Park. Bid-ask spreads on Grant Park’s forward and other non-exchange traded contracts are not included in this breakeven table due to the difficulty of determining those spreads.

(4) Grant Park is responsible for ongoing operating expenses, up to an amount not to exceed 0.25% of Grant Park’s average net assets per year. This amount is used for purposes of this breakeven analysis.

(5) Grant Park’s organization and offering expenses are paid by the general partner and then reimbursed to the general partner by Grant Park. To pay this reimbursement, effective the initial closing date, Global 3 Class units are assessed at an annual rate of 30 basis points (0.30%) of adjusted net assets, calculated and payable monthly on the basis of month-end adjusted net assets of the applicable class.

(6)   Grant Park earns interest on free cash balances held in its futures trading accounts. Interest is estimated for these purposes at a rate of 0.40% per year.

(7)   Global 3 Class limited partners are prohibited from redeeming such units for three months following the subscription for units. Thereafter, Global 3 Class limited partners causing redemption of their units on or before the one-year anniversary of their subscription for the redeemed units will pay an early redemption fee of 1.5%, 1.0% or 0.5% of the net asset value of the redeemed units, depending on when the units are redeemed during the first year. For purposes of this breakeven analysis, the highest early redemption fee has been presented to approximate the effect a payment of an early redemption fee would have on a redemption of Global 3 Class units at an undetermined point during the first year of investment. Because the highest early redemption fee has been used and the other fees and expenses shown assume an investment in Grant Park for one year, the breakeven analysis does not reflect the actual amount required to “break-even” for Global 3 Class units that are redeemed prior to the one-year anniversary of the investment, which will vary depending on the date of redemption.

THE GENERAL PARTNER

This supplement revises and replaces the first paragraph on page 38 of the Prospectus under the heading “THE GENERAL PARTNER—Principals of the General Partner” in its entirety as follows:

The members of the general partner are Dearborn Capital Management Ltd. and DCMI Holdings Inc.  The principals of the general partner are David M. Kavanagh, Patrick Meehan, Maureen O’Rourke, Abdullah Mohammed Al Rayes, Centum Prata Holding AG, Mary Dollinger, and The David M Kavanagh 2010 1 GRAT.  Only the officers of the general partner, Mr. Kavanagh, Mr. Meehan and Ms. O’Rourke, have management responsibility and control over the general partner.

This supplement revises and replaces the third paragraph on page 38 of the Prospectus under the heading “THE GENERAL PARTNER—Principals of the General Partner” in its entirety as follows:

Patrick J. Meehan, chief operating officer of the general partner, 58, is primarily responsible for the day to day operations of the general partner.  Mr. Meehan became listed as a principal of the general partner effective January 2009 and is registered as an associated person effective January 2014.  Prior to joining the general partner in April 2008, Mr. Meehan was a member of the senior executive team at Houghton Mifflin Company, an education company, in Boston, MA, beginning in March 1999.  His assignments focused on leading technology and operational organizations.  He also served as the Chief Information/Technology Officer of the company for three years.  Between December 2010 and December 2012, Mr. Meehan served as chief operating officer of Knollwood Investment Advisors, LLC, a registered investment adviser.  He received a B.A. degree from John Carroll University, an M.B.A. from Webster University and holds Series 3, 22, 31, and 63 licenses.

THE TRADING ADVISORS

This supplement revises and replaces the first two paragraphs on page 41 of the Prospectus under the heading “THE TRADING ADVISORS—Rabar Market Research, Inc.—Management” in its entirety as follows:

Management

             The listed principals of Rabar are Paul Rabar, Jeffrey Izenman, and Francisco Vaca.

Paul Rabar is the president and founder of Rabar.  Since founding the firm in 1988, Mr. Rabar has focused his full business time and attention on the operation of Rabar with a particular focus on trading and research.  Mr. Rabar is a graduate of the New England Conservatory of Music.  Between February 2005 and February 2014, Mr. Rabar was a principal of Vaca Capital Management, LLC, a formerly registered commodity trading advisor and commodity pool operator, as well as a hedge management company.  Mr. Rabar became registered as an associated person and listed principal of Rabar in June 1988.  Mr. Rabar became approved as a forex associated person of Rabar in November 2010.

This supplement inserts the below paragraph on page 42 of the Prospectus after the last paragraph under the heading “THE TRADING ADVISORS—Rabar Market Research, Inc.—Management” in its entirety as follows:

Dr. Francisco Vaca is a listed principal and the co-chief investment officer of Rabar, having joined Rabar in that capacity in January 2014, Prior to joining Rabar, he was the sole trading principal, Chairman, and Chief Executive Officer of Vaca Capital Management, LLC from November 2000 to December 2013.  He was registered as a principal and associated person of Vaca Capital Management, a formerly registered commodity pool operator and commodity trading advisor, between February 2005 and February 2014. While at Vaca Capital Management, Dr. Vaca worked closely with Paul Rabar and Rabar Market Research on trading technology and the research and development of trading systems.  Dr. Vaca became registered as an associated person of Rabar in November 2013 and was approved as a forex associated person of Rabar in November 2013. He has been listed as a principal of Rabar since January 2014.

This supplement revises and replaces the first paragraph on page 46 of the Prospectus under the heading “THE TRADING ADVISORS—Winton Capital Management Limited” in its entirety as follows:

             Winton Capital Management Limited, a United Kingdom company, became registered as a commodity trading advisor in January 1998, and as a commodity pool operator in December 1998.  Winton is a member of the NFA.  Since December 2012, Winton has been approved as a swaps firm by the NFA.  Winton is also authorized and regulated by the United Kingdom’s Financial Services Authority (“FSA”).  Winton’s principal office is located at Grove House, 27 Hammersmith Grove, London W6 One, England, and its telephone number is 011-44-20-8576-5800.

This supplement revises and replaces the first paragraph on page 46 of the Prospectus under the heading “THE TRADING ADVISORS—Winton Capital Management Limited—Management” in its entirety as follows:

Management

The listed principals of Winton are David Winton Harding, Amal Osman Ali Murgian, Matthew D. Beddall, Rajeev Patel, Tony Fenner-Leitao, Jeremy Dawson, Nicola Watson, Peter Sullivan, Sandra Dawson, Isobel Sharp, Robert Aitken, Amy Rentoul, and Winton Capital Group Limited.  Nicola Watson, Peter Sullivan, Sandra Dawson, Isobel Sharp, Amy Rentoul, and Winton Capital Group do not participate in making trading decisions or operational decisions and do not supervise persons so engaged.

This supplement removes the fourth and fifth paragraphs on page 47 of the Prospectus under the heading “THE TRADING ADVISORS—Winton Capital Management Limited—Management” in its entirety.

This supplement inserts the following paragraph on page 47 of the Prospectus after the last paragraph under the heading “THE TRADING ADVISORS—Winton Capital Management Limited—Management” in its entirety as follows:

 Robert Aitken, born in 1955, qualified as a Chartered Accountant (“ACA”) with the Institute of Chartered Accountants in England and Wales in 1980. In March 2003 he joined the Investment Management Regulatory Organization (“IMRO”), the UK front-line regulator covering the fund management industry. In 1997 IMRO was amalgamated into the newly created UK Financial Services Authority (“FSA”) where Mr. Aitken was Head of

Department, Supervision responsible for over 1,000 of the largest investment firms regulated in the UK. In August 2003, Mr. Aitken left the FSA and in November 2003 joined the FTSE listed Man Group which operated from 15 countries facing 21 regulatory bodies where Mr. Aitken spent seven years as Head of Global Compliance responsible for a compliance department consisting of 20 full time staff and a further 12 staff involved in compliance in a part time capacity. A member of the Management Committee of the Group, he reported to the CEO of the Group and sat on the Audit and Risk Committee of the Group which primarily consisted of the Non-Executive Directors of the plc. Mr. Aitken left Man Group in October 2010, took leave in November 2010 and in December 2010 moved to Record Currency Management Ltd, a listed currency asset manager specialist. As Head of Risk & Compliance (CF10 &11), he was responsible for one assistant, reporting to the CFO/COO as well as the Non-Executive directors of the plc through the Audit & Risk Committee. He left in August 2012.  Mr. Aitken joined Winton in August 2012 and is currently Winton’s Chief Compliance Officer and is responsible for all regulatory requirements in the UK and the rest of the world outside the USA. Winton Capital Management Ltd is a hedge fund manager using financial mathematics, scientific research and analysis techniques to develop proprietary trading systems for the international asset markets. Mr. Aitken is also the CF10 & CF11 for Winton (on the Financial Conduct Authority (“FCA”) register) and is responsible for the Winton Compliance Function which currently is a department of 5. He reports directly to David Harding, Winton’s Founder and Chairman. Mr. Aitken has been registered as a principal of Winton effective February 2014.

This supplement revises and replaces the first paragraph on page 62 of the Prospectus under the heading “THE TRADING ADVISORS—Quantica Capital AG—Management” in its entirety as follows:

Management

The listed principals of Quantica are Thomas Looser, Dr. Bruno Gmuer, Isak Ahlbom, Patrick Wirth, and Mortiz Hetzer.

This supplement inserts the following paragraph on page 63 of the Prospectus after the fifth paragraph under the heading “THE TRADING ADVISORS—Quantica Capital AG—Management” in its entirety as follows:

Moritz Hetzer serves as the Risk Manager at Quantica and was appointed to this position when he joined the firm in April 2012. Prior to joining Quantica, Mr. Hetzer was a Research Assistant and PhD student at the Swiss Federal Institute of Technology between March 2007 and September 2011. While in school, Mr. Hetzer served as a Financial Engineer at Zurcher Kantonal Bank from March 2007 and March 2010. Between October 2011 and March 2012, Mr. Metzer was not employed. Mr. Hetzer has been registered as a principal of Quantica since November 2013.

PERFORMANCE INFORMATION

This supplement revises and replaces the table on page 65 of the Prospectus captioned “PERFORMANCE OF GRANT PARK—CLASS A UNITS” in its entirety as follows:

PERFORMANCE OF GRANT PARK - CLASS A UNITS
(Unaudited)

As required by CFTC regulations, the past performance record of Grant Park’s Class A units for the last five full calendar years and the first eleven months of 2013 is presented below. The past performance record of Grant Park’s Class A units since inception January 1989 appears in Part Two: Statement of Additional Information.

While the performance record set forth in the table below has not been independently audited, the General Partner believes that the information presented is accurate.  All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Class A units)
Type	Privately offered (through February 2003); Publicly offered beginning June 30, 2003; Multi-advisor
Inception of Trading	January 1989
Aggregate Gross Subscriptions at 1/31/2014	$147,153,661
Net Asset Value at 1/31/2014	$20,258,232
Worst Monthly Percentage Draw-Down (Since 1/08)(1)	-7.95% 01/10
Worst Peak-to-Valley Draw-Down (Since 1/08)(2)	-29.07% (12/08 - 01/14)

			Rate of Return(3)
	2014	2013	2012	2011	2010	2009	2008

January	-4.77%	1.47%	0.00%	-0.52%	-7.95%	-0.91%	2.49%
February		-2.86%	0.80%	2.26%	0.63%	-0.80%	9.66%
March		1.22%	-2.21%	-2.48%	4.08%	-3.26%	-0.63%
April		1.01%	0.00%	3.79%	1.80%	-1.73%	-0.13%
May		-2.83%	6.19%	-6.93%	-3.83%	1.64%	2.11%
June		-3.12%	-4.88%	-3.79%	-0.21%	-3.41%	3.06%
July		-0.24%	3.56%	3.02%	-1.66%	-1.26%	-5.06%
August		-2.22%	-1.30%	-1.81%	2.77%	1.15%	-2.41%
September		-0.87%	-2.13%	-1.64%	3.24%	1.17%	1.31%
October		1.63%	-5.64%	-4.51%	4.33%	-2.59%	4.76%
November		2.24%	-0.63%	-0.57%	-2.58%	4.24%	2.76%
December		0.89%	0.52%	-0.05%	4.57%	-3.57%	1.08%
Year	-4.77%	-3.84%	-6.13%	-12.95%	4.45%	-9.23%	19.91%
_____________

(1) Worst Monthly Percentage Draw-Down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

(2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

(3) The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

This supplement revises and replaces the table on page 66 of the Prospectus captioned “PERFORMANCE OF GRANT PARK—CLASS B UNITS” in its entirety as follows:

PERFORMANCE OF GRANT PARK - CLASS B UNITS
(Unaudited)

As required by CFTC regulations, the past performance record of Grant Park’s Class B units for the last five full calendar years and the first eleven months of 2013 is presented below. The past performance record of Grant Park’s Class A units since inception January 1989 appears in Part Two: Statement of Additional Information.

While the performance record set forth in the table below has not been independently audited, the General Partner believes that the information presented is accurate. All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Class B units)
Type	Public; Multi-advisor
Inception of Trading	August 2003
Aggregate Gross Subscriptions at 1/31/2014	$872,734,726
Net Asset Value at 1/31/2014	$203,908,834
Worst Monthly Percentage Draw-Down(1) (Since 1/08)	-8.00% 01/10
Worst Peak-to-Valley Draw-Down(2) (Since 1/08)	-31.38% (12/08 - 01/14)

				Rate of Return(3)

	2014	2013	2012	2011	2010	2009	2008

January	-4.83%	1.42%	-0.06%	-0.58%	-8.00%	-0.98%	2.42%
February		-2.91%	0.75%	2.20%	0.57%	-0.88%	9.58%
March		1.17%	-2.27%	-2.53%	4.03%	-3.33%	-0.70%
April		0.96%	-0.05%	3.74%	1.74%	-1.78%	-0.20%
May		-2.88%	6.13%	-6.98%	-3.88%	1.58%	2.03%
June		-3.18%	-4.93%	-3.84%	-0.27%	-3.46%	2.99%
July		-0.30%	3.51%	2.96%	-1.71%	-1.32%	-5.12%
August		-2.28%	-1.36%	-1.86%	2.71%	1.09%	-2.48%
September		-0.93%	-2.19%	-1.69%	3.21%	1.12%	1.24%
October		1.58%	-5.69%	-4.57%	4.27%	-2.64%	4.69%

November		2.19%	-0.68%	-0.62%	-2.63%	4.19%	2.69%
December		0.84%	0.46%	-0.11%	4.52%	-3.63%	1.01%
Year	-4.83%	-4.44%	-6.74%	-13.52%	3.80%	-9.87%	18.88%
_____________

(1) Worst Monthly Percentage Draw-Down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

(2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

(3) The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

This supplement revises and replaces the table on page 67 of the Prospectus captioned “PERFORMANCE OF GRANT PARK—LEGACY 1 UNITS” in its entirety as follows:

PERFORMANCE OF GRANT PARK - Legacy 1 Units
(Unaudited)

As required by CFTC regulations, the past performance record of Grant Park’s Legacy 1 Class units from April 1, 2009 through November 30, 2013, is presented below. While the performance record set forth in the table below has not been independently audited, the general partner believes that the information presented is accurate. All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Legacy 1 Class)
Type	Public
Inception of Trading	April 2009
Aggregate Gross Subscriptions at 1/31/2014	$8,338,177
Net Asset Value at 1/31/2014	$3,541,271
Worst Monthly Percentage Draw-Down (Since April 2009)(1)	-7.77% 01/10
Worst Peak-to-Valley Draw-Down (Since April 2009)(2)	-23.01% (04/11 - 09/13)

		Rate of Return(3)
	2014	2013	2012	2011	2010	2009

January	-4.59%	1.66%	0.18%	-0.35%	-7.77%	—
February		-2.68%	1.00%	2.37%	0.82%	—
March		1.40%	-2.03%	-2.21%	4.15%	—

April		1.19%	0.18%	3.84%	1.77%	-1.59%
May		-2.66%	6.24%	-6.63%	-3.53%	1.66%
June		-2.91%	-4.57%	-3.62%	-0.03%	-3.10%
July		-0.05%	3.73%	3.23%	-1.50%	-1.08%
August		-2.04%	-1.10%	-1.62%	2.86%	1.27%
September		-0.68%	-1.93%	-1.47%	3.24%	1.21%
October		1.79%	-5.45%	-4.34%	4.35%	-2.42%
November		2.36%	-0.44%	-0.40%	-2.32%	4.04%
December		1.06%	0.71%	0.14%	4.67%	-3.19%
Year	-4.59%	-1.75%	-3.96%	-11.00%	6.09%	-3.39%

_____________

(1) Worst Monthly Percentage Draw-Down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

(2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

(3) The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

This supplement revises and replaces the table on page 68 of the Prospectus captioned “PERFORMANCE OF GRANT PARK—LEGACY 2 UNITS” in its entirety as follows:

PERFORMANCE OF GRANT PARK - Legacy 2 Units
(Unaudited)

As required by CFTC regulations, the past performance record of Grant Park’s Legacy 2 Class units from April 1, 2009 through November 30, 2013, is presented below. While the performance record set forth in the table below has not been independently audited, the general partner believes that the information presented is accurate. All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Legacy 2 Class)
Type	Public
Inception of Trading	April 2009
Aggregate Gross Subscriptions at 1/31/2014	$20,681,409
Net Asset Value at 1/31/2014	$4,702,116
Worst Monthly Percentage Draw-Down (Since April 2009)(1)	-7.79% 01/10
Worst Peak-to-Valley Draw-Down (Since April 2009)(2)	-23.66% (04/11 - 09/13)

Rate of Return(3)

	2014	2013	2012	2011	2010	2009

January	-4.61%	1.64%	0.17%	-0.37%	-7.79%	—
February		-2.70%	0.98%	2.33%	0.80%	—
March		1.39%	-2.04%	-2.22%	4.13%	—
April		1.17%	0.16%	3.77%	1.72%	-1.61%
May		-2.67%	6.16%	-6.63%	-3.53%	1.62%
June		-2.93%	-4.60%	-3.66%	-0.05%	-3.12%
July		-0.07%	3.71%	3.18%	-1.52%	-1.09%
August		-2.06%	-1.12%	-1.69%	2.82%	1.26%
September		-0.70%	-1.94%	-1.57%	3.20%	1.21%
October		1.78%	-5.47%	-4.40%	4.31%	-2.44%
November		2.36%	-0.46%	-0.42%	-2.34%	4.04%
December		1.04%	0.69%	0.12%	4.62%	-3.22%
Year	-4.61%	-1.95%	-4.26%	-11.45%	5.73%	-3.55%

_____________

(1) Worst Monthly Percentage Draw-Down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

(2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

(3) The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

This supplement revises and replaces the table on page 69 of the Prospectus captioned “PERFORMANCE OF GRANT PARK—GLOBAL 1 UNITS” in its entirety as follows:

PERFORMANCE OF GRANT PARK - Global 1 Units
(Unaudited)

As required by CFTC regulations, the past performance record of Grant Park’s Global 1 Class units from April 1, 2009 through November 30, 2013 is presented below. While the performance record set forth in the table below has not been independently audited, the general partner believes that the information presented is accurate. All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Global 1 Class)
Type	Public
Inception of Trading	April 2009
Aggregate Gross Subscriptions at 1/31/2014	$22,135,744
Net Asset Value at 1/31/2014	$8,907,678

Worst Monthly Percentage Draw-Down (Since April 2009)(1)	-7.80% 01/10
Worst Peak-to-Valley Draw-Down (Since April 2009)(2)	-22.10% (05/09 - 09/13)

		Rate of Return(3)

	2014	2013	2012	2011	2010	2009

January	-4.59%	1.69%	0.39%	-0.74%	-7.80%	—
February		-2.63%	0.96%	2.00%	0.71%	—
March		1.47%	-1.97%	-1.85%	3.65%	—
April		1.22%	0.27%	2.92%	1.52%	-0.28%
May		-2.61%	6.32%	-6.49%	-2.21%	2.02%
June		-2.83%	-4.59%	-3.33%	0.29%	-3.21%
July		0.00%	3.85%	3.09%	-2.51%	-1.26%
August		-2.00%	-1.15%	-1.25%	2.71%	1.11%
September		-0.63%	-1.85%	-1.34%	1.97%	1.18%
October		1.77%	-5.36%	-4.01%	3.70%	-3.22%
November		2.37%	-0.43%	-0.39%	-2.13%	3.75%
December		1.16%	0.77%	0.06%	3.59%	-4.21%
Year	-4.59%	-1.22%	-3.30%	-11.18%	2.88%	-4.32%

_____________

(1) Worst Monthly Percentage Draw-Down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

(2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

(3) The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

This supplement revises and replaces the table on page 70 of the Prospectus captioned “PERFORMANCE OF GRANT PARK—GLOBAL 2 UNITS” in its entirety as follows:

PERFORMANCE OF GRANT PARK - Global 2 Units
(Unaudited)

As required by CFTC regulations, the past performance record of Grant Park’s Global 2 Class units from April 1, 2009 through November 30, 2013, is presented below. While the performance record set forth in the table below has not been independently audited, the general partner believes that the information presented is accurate. All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Global 2 Class)
Type	Public
Inception of Trading	April 2009
Aggregate Gross Subscriptions at 1/31/2014	$41,340,136
Net Asset Value at 1/31/2014	$14,887,034
Worst Monthly Percentage Draw-Down (Since April 2009)(1)	-7.82% 01/10
Worst Peak-to-Valley Draw-Down (Since April 2009)(2)	-23.11% (05/09 - 09/13)

		Rate of Return(3)

	2014	2013	2012	2011	2010	2009

January	-4.61%	1.67%	0.37%	-0.76%	-7.82%	---
February		-2.65%	0.94%	1.99%	0.69%	---
March		1.45%	-1.99%	-1.89%	3.56%	---
April		1.20%	0.25%	2.91%	1.50%	-0.30%
May		-2.63%	6.27%	-6.53%	-2.24%	1.97%
June		-2.85%	-4.59%	-3.36%	0.29%	-3.24%
July		-0.02%	3.80%	3.07%	-2.53%	-1.28%
August		-2.02%	-1.16%	-1.28%	2.70%	1.09%
September		-0.65%	-1.85%	-1.36%	1.94%	1.10%
October		1.75%	-5.38%	-4.03%	3.68%	-3.24%
November		2.36%	-0.45%	-0.41%	-2.15%	3.61%
December		1.14%	0.75%	0.04%	3.56%	-4.17%
Year	-4.61%	-1.44%	-3.55%	-11.43%	2.56%	-4.64%

(1) Worst Monthly Percentage Draw-Down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

(2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

(3) The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULT

This supplement revises and replaces the table on page 71 of the Prospectus captioned “PERFORMANCE OF GRANT PARK—GLOBAL 3 UNITS” in its entirety as follows:

PERFORMANCE OF GRANT PARK - Global 3 Units
(Unaudited)

As required by CFTC regulations, the past performance record of Grant Park’s Global 3 Class units from April 1, 2009 through November 30, 2013 is presented below. While the performance record set forth in the table below has not been independently audited, the general partner believes that the information presented is accurate. All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Global 3 Class)
Type	Public
Inception of Trading	April 2009
Aggregate Gross Subscriptions at 1/31/2014	$346,051,246
Net Asset Value at 1/31/2014	$161,422,349
Worst Monthly Percentage Draw-Down (Since April 2009)(1)	-7.95% 01/10
Worst Peak-to-Valley Draw-Down (Since April 2009)(2)	-28.92% (05/09 - 01/14)

				Rate of Return(3)

	2014	2013	2012	2011	2010	2009

January	-4.75%	1.53%	0.22%	-0.91%	-7.95%	---
February		-2.79%	0.79%	1.76%	0.54%	---
March		1.30%	-2.13%	-2.01%	3.40%	---
April		1.06%	0.10%	2.75%	1.33%	-0.44%
May		-2.76%	6.16%	-6.67%	-2.38%	1.77%
June		-3.01%	-4.73%	-3.50%	0.10%	-3.49%
July		-0.17%	3.66%	2.92%	-2.67%	-1.43%
August		-2.17%	-1.31%	-1.43%	2.54%	0.94%
September		-0.79%	-2.00%	-1.52%	1.79%	0.96%
October		1.64%	-5.52%	-4.17%	3.51%	-3.38%
November		2.25%	-0.60%	-0.56%	-2.28%	3.52%
December		1.01%	0.60%	-0.11%	3.40%	-4.36%
Year	-4.75%	-3.06%	-5.19%	-13.05%	0.68%	-6.04%

(1)  Worst Monthly Percentage Draw-Down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

(2)  Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

(3)  The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

                              PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

FEES AND EXPENSES

This supplement revises and replaces the first eight paragraphs on page 90 of the Prospectus under the heading “FEES AND EXPENSES” in their entirety as follows:

Fees and Expenses Paid by Grant Park

                                   Grant Park pays the following fees and expenses in connection with the offering of units, trading activities and operation of Grant Park:

Recipient	Nature of Payment	Amount of Payment

General Partner	Brokerage Charge	Class A: 7.00%*
Class B: 7.45%*
Legacy 1 Class: 4.50%*
Legacy 2 Class: 4.75%*
Global 1 Class: 3.95%*
Global 2 Class: 4.20%*
Global 3 Class: 5.95%*
* Annualized basis.
Counterparties	Dealer Spreads	Grant Park pays its counterparties bid-ask spreads on Grant Park’s non-exchange traded commodity interests.

Trading Advisors	Incentive Fees
Grant Park pays each trading advisor a quarterly or semi-annual incentive fee ranging from 20% to 24% of the new trading profits, if any, achieved on the trading advisor’s allocated net assets as of the end of each period.

General Partner	Organization and Offering Expense Reimbursement
Grant Park reimburses the general partner on a monthly basis for its advancement of Grant Park’s organization and offering expenses, up to an amount not to exceed 1.0% per year of the average month-end net assets of Grant Park.

Third Parties	Operating Expenses; Extraordinary Expenses
Grant Park pays its ongoing operating expenses up to a maximum of 0.25% of Grant Park’s average net assets per year. This includes expenses associated with Grant Park’s SEC reporting obligations, which for 2013 are estimated to be approximately $400,000. Grant Park also pays any extraordinary expenses it incurs.

A more complete description of these fees and expenses follows below. Net asset value as of a specified time with respect to any class of units or of Grant Park as a whole equals the value of the net assets attributable to such class or of Grant Park, as applicable, as of that time. Net assets is defined as the total assets attributable to any class of units or of Grant Park, as applicable, including all cash, plus Treasury securities at accrued interest and the market value of all open commodity interest positions attributable to such class or of Grant Park, less all liabilities attributable to such class or of Grant Park, determined in accordance with generally accepted accounting principles (GAAP).

Brokerage Charge

As of the date of this prospectus, Class A units pay the general partner a monthly brokerage charge equal to a rate of 0.625%, a rate of 7.50% annually, of Class A’s month-end net assets; Class B units pay the general partner a monthly charge equal to a rate of 0.6625%, a rate of 7.95% annually, of Class B’s month-end net assets. Legacy 1 Class units pay the general partner a monthly brokerage charge equal to a rate of 0.4167%, a rate of 5.00% annually; Legacy 2 Class units pay the general partner a monthly brokerage charge equal to a rate of 0.4375%, a rate of 5.25% annually; Global 1 Class units pay the general partner a monthly brokerage charge equal to a rate of 0.3708%, a rate of 4.45% annually; Global 2 Class units pay the general partner a monthly brokerage charge equal to a rate of 0.3917%, a rate of 4.70% annually; and Global 3 Class units pay the general partner a monthly brokerage charge equal to a rate of 0.5375%, a rate of 6.45% annually.

Effective January 1, 2014, Class A units pay the general partner a monthly brokerage charge equal to a rate of 0.583%, a rate of 7.00% annually, of Class A’s month-end net assets; Class B units pay the general partner a monthly charge equal to a rate of 0.62083%, a rate of 7.45% annually, of Class B’s month-end net assets. Legacy 1 Class units pay the general partner a monthly brokerage charge equal to a rate of 0.375%, a rate of 4.50% annually; Legacy 2 Class units pay the general partner a monthly brokerage charge equal to a rate of 0.39583%, a rate of 4.75% annually; Global 1 Class units pay the general partner a monthly brokerage charge equal to a rate of 0.32916%, a rate of 3.95% annually; Global 2 Class units pay the general partner a monthly brokerage charge equal to a rate of 0.350%, a rate of 4.20% annually; and Global 3 Class units pay the general partner a monthly brokerage charge equal to a rate of 0.49583%, a rate of 5.95% annually.

The general partner pays from the brokerage charge all clearing, execution and give-up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation and consulting fees to the trading advisors. The payments to the clearing brokers are based upon a specified amount per round-turn for each commodity interest transaction executed on behalf of Grant Park. The amounts paid to selling agents, trading advisors or others may be based upon a specified percentage of Grant Park’s net asset value or round-turn transactions. A round-turn is both the purchase and sale of a futures contract. The balance of the brokerage charge not paid out to other parties is retained by the general partner as payment for its services to Grant Park. The amount retained by the general partner varies based on allocations to the trading advisors and has ranged from approximately 1.20% to 3.24% in the past.

Grant Park pays the general partner the brokerage charge, which is based on a fixed percentage of net assets, regardless of whether actual transaction costs were less than or exceeded this fixed percentage or whether the number of trades significantly increases. For the Legacy 1 Class units, assuming Grant Park’s brokerage charge was expressed on a per-transaction basis, the brokerage charge equates to round-turn commissions of approximately $32.61 based on the average trading activity of the Legacy 1 Class units’ trading advisors for the last three calendar years and assuming current allocations to the trading advisors.

For the Legacy 2 Class units, assuming Grant Park’s brokerage charge was expressed on a per-transaction basis, the brokerage charge equates to round-turn commissions of approximately $34.10 based on the average trading activity of the Legacy 2 Class units’ trading advisors for the last three calendar years and assuming current allocations to the trading advisors.

For the Global 1 Class units, assuming Grant Park’s brokerage charge was expressed on a per-transaction basis, the brokerage charge equates to round-turn commissions of approximately $28.50 based on the average trading activity of the Global 1 Class units’ trading advisors for the last three calendar years and assuming current allocations.

For the Global 2 Class units, assuming Grant Park’s brokerage charge was expressed on a per-transaction basis, the brokerage charge equates to round-turn commissions of approximately $30.09 based on the average trading activity of the Global 2 Class units’ trading advisors for the last three calendar years and assuming current allocations.

For the Global 3 Class units, assuming Grant Park’s brokerage charge was expressed on a per-transaction basis, the brokerage charge equates to round-turn commissions of approximately $42.73 based on the average trading activity of the Global 3 Class units’ trading advisors for the last three calendar years and assuming current allocations of net assets to the trading advisors.

This supplement inserts the following paragraph on page 90 of the Prospectus after the second paragraph under the heading “FEES AND EXPENSES—Fees and Expenses Paid by Grant Park” in its entirety as follows:

The general partner has historically attempted to reduce Grant Park’s fees and expenses whenever feasible.  For Class A units, the brokerage charge was reduced in April 2004, December 2004, September 2005, April 2009 and January 2014, operating expenses were reduced in April 2004 and September 2005 and offering expenses were reduced in April 2009.  For Class B units, the brokerage charge was reduced in December 2004, April 2009 and January 2014, operating expenses were reduced in April 2004 and September 2005, and offering expenses were reduced in September 2005 and April 2009.  In addition, the general partner may remit back to Grant Park a portion of Grant Park’s operating and offering expenses to the extent actual expenses incurred were less than the actual amount Grant Park paid the general partner.  See Operating Expenses below.  The general partner has rebated back to Grant Park operating and offering expenses in the amounts of $600,000 in 2005, $700,000 in 2006 and $750,000 in 2007.

This supplement revises and replaces the first paragraph on pages 91-92 of the Prospectus under the heading “FEES AND EXPENSES—Fees and Expenses Paid by Grant Park—Incentive Fees” in its entirety as follows:

Grant Park pays each trading advisor a quarterly or semi-annual incentive fee based on any new trading profits achieved on the trading advisor’s allocated net assets at the end of each calendar period.  Generally, new trading profits means the net increase in trading profits, realized and unrealized, experienced by the trading advisor on its allocated net assets from the most recent prior period in which an incentive fee was paid to the trading advisor, or if an incentive fee has yet to be paid to that trading advisor, the trading advisor’s initial allocation of net assets. Currently, the incentive fees payable to each of Grant Park’s trading advisors that are allocated 10% or more of the fund’s assets are as follows:  23.0% to Lynx, 20.0% to Quantica, and 23.5% to Eagle.  Grant Park pays incentive fees ranging between 20% and 24% to each of Rabar, EMC, ETC, Winton, Transtrend, Amplitude, Alder and Denali.

This supplement revises and replaces the paragraph on page 96 of the Prospectus under the heading “FEES AND EXPENSES—Fees and Expenses Paid by the General Partner—Trading Advisor Consulting Fees” in its entirety as follows:

Each trading advisor receives a consulting fee, payable by the general partner not Grant Park, ranging from 0% to 2% per year, computed and accrued monthly on the basis of the trading advisors allocated net assets either at the beginning of the month or at month-end and paid, depending on the trading advisor, either monthly or quarterly.  As of January 1, 2014, the consulting fees payable to each of Grant Park’s trading advisors that are allocated 10% or more of the fund’s assets are as follows: 0.5% to Lynx, 1.0% to Quantica, and 1.5% to Eagle.  Grant Park pays consulting fees ranging between 0% and 2% to each of Rabar, EMC, ETC, Winton, Transtrend, Amplitude, Alder and Denali.

SUPPLEMENTAL PERFORMANCE INFORMATION

This supplement revises and replaces the chart on page 179 of the Prospectus titled, “SUPPLEMENTAL PERFORMANCE INFORMATION – Trading Advisor Overview” as follows:

SUPPLEMENTAL PERFORMANCE INFORMATION

Trading Advisor Overview
December 31, 2012

	Alder Capital Limited	Amplitude Capital International Ltd.	Denali Asset Management, LLLP	Eagle Trading Systems Inc.	Eckhardt Trading Company	EMC Capital Management, LLC	Lynx Asset Management	Quantica Capital, AG	Rabar Market Research, Inc.	Transtrend, B.V.	Winton Capital Management Ltd
Firm Assets Under Management	$516M	$1.2B	$1.1B	$2.5B	$551.3M	$89.3M	$5.1B	$300.00	$341.3M	$8.6B	$25.6B
Program	Alder Global 20	Sinfonie	Global Macro Discretionary	Eagle Global	Standard Plus	Classic	Lynx	Managed Futures	Diversified	Diversified Trend Program - Enhanced Risk (USD)	Diversified
Program Assets Under Management	$499M	$305.60	$1.1B	$901.0M	$159.4M	$89.3M	$5.1B	$294.00	$277.4M	$6.8B	$25.2B
Program Inception	Feb-01	Sep-09	Jun-00	Aug-95	Oct-91	Jan-85	May-00	Jan-05	Jan-89	Jan-95	Oct-97
Began Trading for Grant Park	Feb-11	Apr-10	Feb-11	Jul-13	Jun-07	Jan-89	Nov-12	Feb-13	Jan-89	Jul-08	Aug-04
Margin/Equity Average	9.10%	15.19%	2.16%	20.00%	9.54%	13.00%	12.50%	7.30%	9.08%	15.00%	6.20%
Roundturns per Million	125	6000	3,000 to 6,000	800	1,342	2000	1500-2000	450	1006	1200	661
Approximate Number of Markets Traded	Pairs and Crosses using 7 currencies - total universe of 21 possible currency pairs	74	100	37	64	80	60	60+	109	478	100+
Number of Trading Systems	1	2	0	1	Multiple	6	34	Multiple	Multiple	Multiple	Multiple
Time Horizon (average holding period)	6 days	2 Days	1-5 days	47 day	2.6 - 60+ days	28 days	6-8 weeks	Short to long-term	28 days	Approx. 5 weeks	Ranges from short- to long-term
Compounded Annual ROR Since Inception	6.50%	-0.14%	14.75%	14.14%	19.92%	21.13%	9.26%	11.86%	12.02%	14.14%	14.80%
Compounded Annual ROR Last 5 Years *	3.40%	-0.14%	6.30%	12.37%	2.64%	4.80%	6.36%	5.85%	5.95%	3.94%	6.25%
Worst Drawdown Period Since Inception	May-2003 to Aug-2004	Sep-2009 to Feb-2010	Sep-2003 to Nov-2003	Oct-2003 to Sep-2004	Dec-1991 to May-1992	Jun-1995 to May-1996	Jun-2007 to Aug-2007	Sep-2009 to Jun-2011	June 1995-August 1998	Feb-2009 to Jan-2010	Oct-2001 to Feb-2002
Worst Drawdown Percentage Since Inception	-28.50%	-11.63%	-10.71%	-32.08%	-40.39%	-45.16%	-9.82%	-11.74%	-29.81%	-15.15%	-25.59%
Worst Drawdown Period Last 5 Years *	Apr-2011 to Apr-2012	Sep-2009 to Feb-2010	Oct-2011 to Dec-2012	Nov-2009 to Aug-2010	Apr-2011 to Nov-2011	Dec-2008 to Feb-2010	Feb-2012 to Oct-2012	Sep-2009 to Jun-2011	May 2011-Present (measured monthly)	Feb-2009 to Jan-2010	Jan-2009 to Jul-2009
Worst Drawdown Percentage Last 5 Years *	-20.60%	-11.63%	-7.07%	-17.19%	-24.81%	-24.56%	-6.85%	-11.74%	-24.49%	-15.15%	-9.31%
Annualized Standard Deviation Since Inception	15.70%	13.16%	11.44%	23.45%	29.38%	48.24%	10.46%	10.55%	21.95%	14.14%	17.53%
Annualized Standard Deviation Last 5 Years *	14.50%	13.16%	7.56%	19.11%	16.89%	18.56%	9.14%	10.13%	16.12%	10.67%	9.35%

* 5 year period=1/2008 to 12/2012 or since inception for shorter track records.

Notes:

(1)           The range and average of margin to equity ratio for Rabar is computed without giving effect to certain foreign currency contracts which are traded in the OTC foreign exchange markets. Depending upon the margin requirements imposed by the particular clearing firm, inclusion of these markets would likely increase the range and average of the margin to equity ratio, in some cases significantly.

This table and chart was prepared by Dearborn Capital Management, L.L.C.
based on unaudited information provided to Dearborn by each trading advisor.
See the glossary in Appendix E for definitions relevant to this table.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.